SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 29, 2015

TWIN DISC, INCORPORATED

(exact name of registrant as specified in its charter)

WISCONSIN	001-7635	39-0667110
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1328 Racine Street                                                                Racine, Wisconsin 53403

(Address of principal executive offices)

Registrant's telephone number, including area code:(262)638-4000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 29, 2015, Malcom F. Moore, a member of the Board of Directors of Twin Disc, Incorporated (the “Company”), informed the Company that he will be resigning his position as a director of the Company to accept an appointment as the Company’s new Executive Vice President, Operations.  Mr. Moore’s resignation was effective June 30, 2015.

On June 30, 2015, the Company’s Board of Directors appointed Janet P. Giesselman as a member of the Board of Directors of the Company, effective immediately.  Ms. Giesselman will fill the vacancy on the Company’s Board of Directors caused by the resignation of Mr. Moore.  Ms. Giesselman is in the class of directors whose terms will expire in 2015, and the Board of Directors intends to nominate her for reelection to the Board at the 2015 Annual Meeting of Shareholders.  Ms. Giesselman was also appointed to serve on the following three committees of the Board of Directors: (1) the Audit Committee, (2) the Nomination and Governance Committee, and (3) the Compensation and Executive Development Committee.  A copy of the press release regarding Ms. Giesselman’s appointment to the Company’s Board of Directors is attached hereto as Exhibit 99.1.

 Ms. Giesselman is eligible to participate in the Twin Disc, Incorporated 2010 Stock Incentive Plan for Non-Employee Directors and will be paid an annual retainer comprised of both cash and restricted shares of the Company’s common stock.  Ms. Giesselman will be paid a pro-rated portion (pro-rated as of June 30, 2015) of the annual director retainer of $125,000, which shall be comprised of 40% cash and 60% restricted shares.  The cash portion of Ms. Giesselman’s retainer will be paid quarterly, while the restricted stock portion of her retainer was awarded as of June 30, 2015.  Ms. Giesselman’s shares of restricted stock will vest as of the Company’s 2015 Annual Meeting of Shareholders, provided she continues to serve on the Company’s Board of Directors as of such date.

There is no arrangement or understanding between Ms. Giesselman and any other person pursuant to which Ms. Giesselman was appointed as a member of the Board of Directors of the Company. There are no transactions in which Ms. Giesselman has an interest requiring disclosure under Item 404(a) of Regulation S-K.

Item 8.01                                Other Events

Effective as of July 1, 2015, Malcolm F. Moore will serve as the Company’s new Executive Vice President, Operations.  In this role, Mr. Moore will be responsible for overseeing the Company's global manufacturing, as well as the Company’s sales/marketing functions.  A copy of the press release regarding Mr. Moore’s appointment is attached hereto as Exhibit 99.2.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

EXHIBIT NUMBER	DESCRIPTION
99.1
Press Release issued by the Company on July 1, 2015 regarding the resignation of Malcolm F. Moore from the Company’s Board of Directors and the appointment of Janet Giesselman as a member of the Company’s Board of Directors.

99.2	Press Release issued by the Company on July 1, 2015 regarding the appointment of Malcom F. Moore to Executive Vice President, Operations.

SIGNATURE

Pursuant to the requirements of section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: July 1, 2015	Twin Disc, Incorporated

/s/ JEFFREY S. KNUTSON
Jeffrey S. Knutson
Vice President – Finance, Chief Financial Officer, Treasurer, Corporate Controller, and Secretary

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